Exhibit 99.1

Contact:

Kearstin Patterson

Director, Corporate Communications

615-236-4419 (office)

615-517-6112 (mobile)

kpatterson@biomimetics.com

BioMimetic Therapeutics Completes Submission of PMA

Application for FDA Approval of Augment™ Bone Graft

Franklin, Tenn. – February 17, 2010 - BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) today announced it has submitted the third and final module  of its Premarket Approval (PMA) application for marketing of Augment™ Bone Graft in the U.S.  This final module, containing a comprehensive review of the clinical data related to Augment, completes the PMA application to the FDA.  The Company previously announced the filing of both the pre-clinical pharmacology/toxicology and quality/manufacturing modules with the FDA in June of 2009.  Upon receipt of the clinical module, the FDA begins its 45 day filing process as the first step in the formal review of the PMA. The Company expects the agency to schedule an advisory panel review sometime later in the year.

A modular submission breaks the PMA document into sections or "modules" filed at different times that together become a complete application.  The modular approach allows the applicant to potentially resolve any concerns noted by FDA earlier than would occur with a traditional PMA application, and may ultimately shorten the review and approval timeline.  In fact, the Company has been responding to questions from the agency related to the first two modules for the past several months.

“The Augment PMA submission is an important milestone for BioMimetic and our commitment to advance first-in-class, innovative biologics that stimulate tissue regeneration in  bone, ligaments and tendons," said Dr. Samuel Lynch, president and CEO of BioMimetic Therapeutics. "We are very encouraged by the results seen to date in Augment’s clinical development program and look forward to working with the FDA to facilitate the review and approval of this novel therapeutic."

About BioMimetic Therapeutics

BioMimetic Therapeutics is a biotechnology company utilizing purified recombinant human platelet-derived growth factor (rhPDGF-BB) in combination with tissue specific matrices as its primary technology platform for promotion of tissue healing and regeneration.  rhPDGF-BB is a synthetic form of one of the body's principal agents to stimulate and direct healing and regeneration.  The mechanism of action of this platform technology suggests it may be effective in a broad array of musculoskeletal applications, including the repair of bone, ligament, tendon and cartilage. Through the commercialization of this technology, BioMimetic seeks to become the leading company in the field of orthopedic regenerative medicine. BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal regeneration. Additionally, BioMimetic Therapeutics has completed and ongoing clinical trials with its product candidates Augment and Augment Injectable in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the wrist.  In November 2009, BioMimetic received approval from Health Canada to begin marketing Augment as an alternative to the use of autograft in foot and ankle fusion indications in Canada.

GEM 21S is a trademark of Luitpold Pharmaceuticals, Inc., who now owns this dental related product and markets it through its Osteohealth Company in the United States and Canada.

For further information, visit www.biomimetics.com or contact Kearstin Patterson, corporate communications, at 615-236-4419.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of BioMimetic. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements.  BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product and product candidates, unproven preclinical and clinical development activities, regulatory oversight, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.

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